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                                                                    Exhibit 21.1

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                          SUBSIDIARIES OF STANCORP FINANCIAL GROUP, INC.


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            Company Name                                             Incorporation
                                                                        Location

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
  1. Standard Insurance Company                                          Oregon
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  2. Standard Management, Inc.                                           Oregon
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  3. Standard Mortgage Investors, LLC                                    Oregon
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  4. Standard Real Estate Investors, LLC                                 Oregon
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  5. 400 Health Club, Inc.                                               Oregon
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  6. Standard Assigned Benefits, Inc.                                    Oregon
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  7. StanWest Equities, Inc.                                             Oregon
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